UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 26, 2014

Frederick’s of Hollywood Group Inc.

(Exact Name of Registrant as Specified in Charter)

New York	001-05893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6255 Sunset Boulevard, Hollywood, CA	90028
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:          (323) 466-5151

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On March 26, 2014, Frederick’s of Hollywood Group Inc. (the “Company”), FOH Holdings, Inc., Frederick’s of Hollywood, Inc., Frederick’s of Hollywood Stores, Inc. and Hollywood Mail Order, LLC (collectively, the “Borrowers”) entered into a Fifth Amendment (“Fifth Amendment”) to that certain Credit and Security Agreement, dated as of May 31, 2012 (as amended, supplemented, modified and in effect upon effectiveness of the Fifth Amendment, the “Credit Agreement”), by and among the Borrowers, Salus CLO 2012-1, Ltd. (“Salus CLO”) and Salus Capital Partners, LLC (“SCP” and together with Salus CLO, the “Lenders”). Pursuant to the Fifth Amendment, the Lenders agreed to extend the repayment date of the $5,000,000 Initial Tranche A-2 Advance (as defined in the Credit Agreement) from April 10, 2014 to June 15, 2014. The Lenders also agreed to suspend the requirement that the Borrowers maintain a minimum of $1,300,000 of availability under the revolving line of credit (“Salus Facility”) provided for under the Credit Agreement until June 16, 2014, at which time the Borrowers will be required to maintain a minimum of $1,500,000 of availability.

The Fifth Amendment also requires that, by no later than March 31, 2014, the Borrowers will either have (i) received cash proceeds of a capital infusion in an amount not less than $5,000,000, in the form of equity or subordinated debt, on terms reasonably satisfactory to the Lenders, which amount will be used entirely to reduce the outstanding balance of the Salus Facility or (ii) made arrangements reasonably satisfactory to the Lenders to defer payment of its accounts payable in an amount not less than $5,000,000.

Following the execution of the Fifth Amendment, HGI Funding, LLC (“HGI Funding”) purchased certain accounts receivable of certain of the Borrowers’ merchandise vendors. The receivables constitute, in the aggregate, $5,238,914.08 of the Borrowers’ accounts payable. HGI Funding has agreed to defer the Borrowers’ payment of these receivables for 90 days from the date of the applicable agreement between HGI Funding and each such vendor. HGI Funding is a wholly owned subsidiary of Harbinger Group Inc. As previously disclosed, in December 2013, the Company entered into a definitive merger agreement that provides for the acquisition of the Company by a group consisting of HGI Funding and certain of the Company’s other common and preferred shareholders (the “Consortium”). The members of the Consortium as a group beneficially own approximately 88.7% of the Company’s common stock. The merger will be accomplished through FOHG Holdings, LLC, an entity controlled by the Consortium that was formed for the purpose of the transaction. Under the merger agreement, the Company’s shareholders who are not members of the Consortium will receive $0.27 per share in cash upon completion of the transaction. The price represents a premium of 50% to the closing price of the Company’s shares on September 27, 2013, the last trading day before the announcement by the Consortium of its proposal, and a premium of 46% over the average closing price of the Company’s common stock for the 45 trading days prior to that date.

Concurrently with the execution of the Fifth Amendment, the Borrowers paid to the Lenders a one-time $130,000 cash fee in consideration for the Lenders’ agreement to enter into the Fifth Amendment.

In connection with the Fifth Amendment, the Borrowers and the Lenders also entered into an Amended and Restated Fee Letter which, in addition to terms previously disclosed in FOHG’s Current Reports on Form 8-K filed on October 16, 2013 and June 6, 2012, provides for an increase in the monthly monitoring fees from $12,500 to $20,000.

The Fifth Amendment contains customary representations and warranties, conditions and other provisions.

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The foregoing is a summary of certain of the provisions of the Fifth Amendment and the Amended and Restated Fee Letter and is qualified in its entirety by reference to the full text of such agreements, which are attached as exhibits to this Current Report on Form 8-K. Readers should review the foregoing agreements for a complete understanding of the terms and conditions associated with this transaction.

Important Additional Information

The Company and its directors may be deemed to be participants in the solicitation of proxies for the special meeting of the Company’s shareholders to be held to approve the merger. The Company’s directors have certain interests in the merger, as more fully described in the preliminary proxy statement referenced below, including: (a) the directors (other than William F. Harley III) will receive the merger consideration for each share of our common stock held by them, including shares subject to restricted share awards; (b) Mr. Harley will contribute shares of the Company’s common stock held by him and his affiliates to Parent in exchange for an increase in their respective equity interests in Parent; (c) Thomas J. Lynch, the Company’s Chairman and Chief Executive Officer, has entered into a new employment agreement, which will take effect if the merger is completed, under which Mr. Lynch will receive an equity interest in Parent; and (d) Mr. Harley and Peter Cole became members of the board of managers of Parent upon the signing of the merger agreement.

The Company’s shareholders and other interested persons are advised to read the Company’s preliminary proxy statement and, when available, definitive proxy statement in connection with the Company’s solicitation of proxies for the special meeting because these proxy statements will contain important information, including a description of the security holdings of the Company’s directors and their interests as shareholders in the successful consummation of the merger. The definitive proxy statement will be mailed to shareholders as of a record date to be established for voting on the merger. Shareholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Frederick’s of Hollywood Group Inc., 6255 Sunset Boulevard, 6th Floor, Hollywood, California 90028. The preliminary proxy statement and the definitive proxy statement, once available, can also be obtained, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Fifth Amendment to Credit and Security Agreement

10.2	Amended and Restated Fee Letter

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Frederick’s of Hollywood Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     April 1, 2014

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer
(Principal Financial and Accounting Officer)